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                                                                    Exhibit 10.9













                                    AGREEMENT

                                     BETWEEN

                            CHAUTAUQUA AIRLINES, INC.

                                     AND THE

                                FLIGHT ATTENDANTS

                          OF CHAUTAUQUA AIRLINES, INC.

                                AS REPRESENTED BY

               THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS, AFL-CIO



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                                TABLE OF CONTENTS
                                -----------------

Article 1     Recognition and Scope                                        1-1
Article 2     Definitions                                                  2-1
Article 3     Compensation                                                 3-1
Article 4     Expenses                                                     4-1
Article 5     Moving Expenses                                              5-1
Article 6     Scheduling                                                   6-1
Article 7     Vacancies                                                    7-1
Article 8     Paid Days Off                                                8-1
Article 9     Seniority                                                    9-1
Article 10    Training                                                     10-1
Article 11    Reduction in Force or Furlough                               11-1
Article 12    Leaves of Absence                                            12-1
Article 13    Physical Standards                                           13-1
Article 14    Insurance and Other Benefits                                 14-1
Article 15    Transfer to Management Duty                                  15-1
Article 16    Miscellaneous Flying                                         16-1
Article 17    Notices to Flight Attendants                                 17-1
Article 18    Grievances                                                   18-1
Article 19    System Board of Adjustment                                   19-1
Article 20    Union Membership                                             20-1
Article 21    Uniforms                                                     21-1
Article 22    General                                                      22-1
Article 23    New Equipment                                                23-1
Article 24    Hours of Service                                             24-1
Article 25    Duration                                                     25-1

LETTERS OF AGREEMENT
--------------------
1.       Red Circle Pay Rates
2.       Signing Bonus
3.       Anniversary Bonus
4.       Flight Attendant Job Share Program


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                                    ARTICLE 1

                              RECOGNITION AND SCOPE
                              ---------------------

A. Pursuant to the certification by the National Mediation Board in Case No. R-6225 dated January 3, 1994, the Company recognizes the International Brotherhood of Teamsters, Airline Division, as the duly designated and authorized representative of the flight attendants in the employ of the Company for the purposes of the Railway Labor Act, as amended.

B. The purpose of this Agreement is in the mutual interest of the Company, the Union, and the flight attendants to provide for the operation of the Company under methods which will further to the fullest extent possible the safety of air transportation, the efficiency of operation, and the continuation of employment of flight attendants under conditions of reasonable working conditions and proper compensation, and the profitability of the Company. It is recognized to be the duty of the Company, the Union, and the flight attendants to cooperate fully for the attainment of these purposes.

C. This Agreement supersedes all existing or previously executed agreements by and between the Company and the Union or any other labor organization or individual with respect to the rates of pay, rules, or working conditions specifically covered by the provisions of this Agreement in accordance with the provisions of the Railway Labor Act, as amended. Any and all subsequent agreements between the parties shall be reduced to writing, signed by their authorized representatives, and become a part of this Agreement.

D. Whenever the words "flight attendant" are used in this Agreement, they designate and refer to only such flight attendant(s) as covered by this Agreement. It is further recognized that whenever in this Agreement flight attendant(s) are referred to in either the masculine or feminine gender, it shall be understood to mean both male and female flight attendants.

E. In accordance with applicable law, there shall be no discrimination by either party against any flight attendant because of age, race, sex, color, religion, union activity, national origin, handicap or disability that would not prevent them from safely performing the duties of a flight attendant.

F. Except as otherwise provided in this Agreement, all present and future revenue flying (including that international flying which originates or terminates within the United States or its possessions) and all charters, or other utilization of Company owned or leased aircraft requiring flight attendants, performed in and for the service of the Company shall be performed by flight attendants on the flight attendants' Seniority List in accordance with the terms and conditions of this Agreement.

G. Nothing in this Agreement shall prevent the Company from acquiring, establishing or merging with another air carrier. In the event of such acquisition, establishment or merger, the following will apply:

         1. The Company will not acquire or establish another air carrier (alter ego or otherwise) to replace flying performed for the Company or to avoid the terms and conditions of this Agreement;



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         2.       If the Company acquires or merges with another air carrier that employs flight attendants, the flying operations will not be consolidated or merged until the seniority lists of the two flight attendant groups are integrated in a manner agreed upon by the respective collective bargaining representatives or other designated representatives. In the absence of an agreement within four (4) months of the acquisition or merger, the seniority lists will be integrated in accordance with Sections 3 and 13 of the Allegheny-Mohawk Labor Protective Provisions.

         3. If the Company acquires or merges with an air carrier that employs flight attendants, no flight attendant covered by this Agreement on the date of such acquisition or merger will lose any income or benefits as a result of such acquisition or merger;

         4. If the Company acquires or merges with an air carrier that employs and has a collective bargaining agreement covering flight attendants, the parties will meet to negotiate an appropriate fence agreement pending the negotiation of a merged agreement. If a merged agreement is not executed within six (6) months from the date a final and binding integrated list is issued, the parties shall jointly submit any unresolved issues to binding interest arbitration.

H. This Agreement is binding upon any successors and assigns of the parties hereto, unless or until changed my mutual agreement of the parties or in accordance with the provisions of the Railway Labor Act, as amended.

I. The Company will not enter into any dry lease or wet lease agreement, or contract with or for any other carrier or entities (government, military or commercial) without mutual agreement with the Union.

                  1. No flight attendant within the bargaining unit will be reduced in status or lose any income or employee benefits while discussions are taking place.

                  2. The Union will not disagree to a dry lease when such dry lease is for the sole purpose of leasing out excess aircraft owned or leased by the Company. No aircraft dry leased to another carrier or entity will be operated into or out of any cities where the Company operates. Such dry lease will not result in the reduction in status or the furlough of any Chautauqua flight attendant in cases where the dry lease provides a profit to the Company. At the request of the Union it may review the actual dry lease documents.


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                                    ARTICLE 2

                                   DEFINITIONS
                                   -----------

A. "Block - to - block" means the elapsed time starting with the removal of the chocks or other restraining devices from the wheels of the aircraft when the aircraft first moves for the purpose of flight under its own power, and ending when the chocks or other restraining devices are replaced. [match]

B. "Buildup Line" means a schedule built by the Company in accordance with Sections 6 and 24 that is blank when initially posted and which consists of trips, reserve days, and days off. [match]

C. "Charter" means an off-line or on-line revenue passenger flight that is not a regularly scheduled flight. Extra sections are not considered charter flights. [match]

D. "Check Flight Attendant" means a flight attendant selected at the discretion of the Company, after consultation with the Union, from among those flight attendants who have expressed, in writing, an interest in, and who meet the criteria for, such position. A check flight attendant will perform duties which include line checks, IOE, and other in-flight training. [match]

E. "Company" means Chautauqua Airlines, Inc., its subsidiaries and divisions. [match]

F. "Date of Hire" means the date on which a flight attendant first reports for flight attendant training by the Company. [match]

G. "Day" means the time commencing at 0001 and ending at 2400 based on local time. [match]

H. "Day Off" means a day free from all duty required by the Company at domicile. [match]

I. "Deadhead Time" means the time spent by a flight attendant in traveling from one point to another at the direction of the Company, either for duty or returning from duty. [match]

J. "Domestic" the forty-eight (48) contiguous states and the District of Columbia. [match]

K. "Domicile" means a geographical location where a flight attendant is based. [match]

L. "Duty Time" means the time a flight attendant is on duty commencing when a flight attendant is required to report or actually reports, whichever is later, for duty and ending ten (10) minutes after the conclusion of her flight or release from duty, whichever is later. [match]

M. "Flight Attendant" means an employee of the Company whose name appears on the flight attendant seniority list and whose duties include ensuring the safety of passengers, the performance of in-flight service duties as assigned by the Company. [match]

N.       "Flight Time" means block-to-block time. [match]

0. "Hot Reserve" means a period of time when a flight attendant is required to be on reserve at any domicile airport.



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P.       "International" means any point or area outside the forty-eight (48)
         contiguous states and the District of Columbia. [match]

Q. "Longevity" means the period of time the flight attendant has actively served as a flight attendant. [match]

R. "Month" means that period of time from and including the first day of and including the last day of each calendar month of the year, except that for pay and scheduling purposes, January, February, and March will each be a thirty (30) day month through the addition of January 31 and March 1 to the month of February.
         In a leap year, February will be a 31 day month. [match]

S. "Operational reasons" shall mean actions taken by the Company after careful planning and analysis, and not arbitrarily or capriciously. Examples of such reasons shall include, but are not limited to, the following: 1. To avoid a potential flight delay, 2. To avoid a potential flight cancellation, and 3. To fulfill FAA/regulatory requirements. [match]

T. "Hard Line" means a schedule built by the Company in accordance with Sections 6 and 24 that includes trips and days off. [match]

U. "Rescheduled" means a change to a flight attendant's original scheduled assignment. [match]

V. "Reserve Line" means a schedule built by the Company in accordance with Sections 6 and 24 that will be blank when posted and will include periods of availability for duty and days off. [match]

W. "Seniority" means the length of service as a flight attendant with the Company. [match]

X. "Trip" means a flight or series of flights that are paired together and may include one or more duty periods. [match]

Y. "Vacancy" means a position(s) in a particular domicile in excess of the number of flight attendant(s) already in that domicile. [match]

Z. "Wet Lease" means an agreement with another air carrier in which the Company provides an aircraft and crew to the other air carrier. [match]

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                                    ARTICLE 3

                                  COMPENSATION
                                  ------------

A. Flight attendants will be paid for flight time based upon status and longevity in accordance with the hourly rates below. In computing hours for pay purposes, the actual time flown or the scheduled block time, whichever is greater, will be used. [match]


                                        DOS+           DOS+         DOS+
            YEAR            DOS         12 MOS        24 MOS        36 MOS
            ----            ---         ------        ------        ------
            0-6   mths      14.05        14.40        14.76          15.13
            7-12 mths       15.00        15.37        15.76          16.15
            2               16.50        16.92        17.34          17.77
            3               17.70        18.14        18.59          19.06
            4               18.80        19.27        19.75          20.24
            5               19.91        20.40        20.91          21.44
            6               20.80        21.32        21.85          22.39
            7               21.63        22.18        22.73          23.30
            8               22.43        22.99        23.57          24.16
            9               23.10        23.68        24.27          24.87
            10              23.78        24.37        24.98          25.60[match]


B.       Pay Procedures [match]

         1. Flight attendants will be paid on a bi-monthly basis, i.e., twenty-four (24) pay periods per year. [match]

         2. Flight attendants will be paid on the fifteenth (15th) and the last day of each month. If the fifteenth (15th) or the last day of each month falls on a Saturday or Sunday, flight attendants will be paid on the preceding Friday. The pay check on the fifteenth (15th) of the month will adjust for any additional amounts owed the flight attendant from the previous month. [match]

         3. A flight attendant will be paid at his option by direct deposit into an account for that flight attendant at a financial institution of the flight attendant's choice. [match]

         4. Clerical pay errors involving fifty dollars ($50.00) or more shall be reconciled within five (5) working days after the error is verified. Errors of less than fifty dollars ($50.00) will be reconciled in the next pay check following verification. [match]

C. The minimum monthly guarantee will be seventy-five (75) hours at the flight attendant's hourly rate. A flight attendant who is unavailable for part of a month will have her guarantee prorated (except for paid vacation or paid sick leave). [match]

D. A flight attendant who is called to the airport and assigned to flight or reserve duty and actually flies on a scheduled day off will be compensated at the greater of four (4) hours for the trip or her actual flight time for the trip in addition to her monthly guarantee or other flight pay accrued. This paragraph does not apply to a flight attendant assigned on one of her minimum days off who has that day restored. [match]

E.       Training Pay [match]

         1. A flight attendant who attends a day of recurrent training or checks will be paid and credited with four (4) hours of flight pay for up to six (6) days in any calendar year. [match]

         2. If the Company elects to use any method of training such as "home study" to comply with FAA requirements, a flight attendant will be paid and credited with one (1) hour of flight pay for every two (2) hours of FAA-approved training credit earned in home study. [match]

         3. Line checks and IOE will be paid in accordance with Article 3.A. [match]

         4. A flight attendant in training will be paid no less than the appropriate minimum monthly guarantee. [match]

         5. Home study training mandated by the Company will be paid in accordance with paragraph E.2., above. It is understood that normal administrative paperwork, e.g., paycards, flight reports, IOE evaluations, the Twin Turbine News, and other routine Company memos do not constitute training. [match]

F.       1.       A flight attendant who performs management-related functions,
                  e.g., marketing promotions, special projects, etc., will be paid additional compensation as determined by the Company.
                  [match]

         2. A flight attendant who performs check flight attendant duties will be paid five dollars ($5.00) per flight hour, or portion thereof, in addition to her regular flight attendant hourly rate. [match]

G. For purposes of this Article, scheduled block times will be determined by using the average of historic enroute (block-to-block) times between city pairs by type of equipment and are attached hereto as "Appendix A." [match]

         1. Scheduled block times will be reviewed by a joint Company/Union Scheduling Committee every six (6) months using the prior twelve (12) months average to determine whether any adjustments are to be made. [match]

         2. Adjustments will be made only when the average varies from the established scheduled block time by seven and one-half percent (7.5%), or more, plus or minus. [match]

         3. When a new route is established for which no scheduled block time has been computed in accordance with this Article, the initial scheduled block time will be established based upon the marketing time for that segment. After one hundred and twenty (120) days of operation, the scheduled block time will be reviewed. [match]

         4. Non-scheduled flights on routes where no established scheduled block time exists will be credited on the basis of actual (block-to-block) flight time. [match]

         5. "Ferries," "attempts" and "diverted" flights will be paid on the basis of actual (block-to-block) flight time. Taxi time not associated with a flight will be credited at the rate of two tenths (0.2) hours of flight pay. [match]

         6. Data necessary for an accurate and complete review of scheduled block times will be made available to the Company/Union Scheduling Committee. After the Union representatives have had an opportunity to review the data, the Company will meet with those representatives upon request, at a mutually agreeable time, to resolve any questions or disputes. Members of the Company/Union Scheduling Committee will not disclose any confidential or proprietary information provided pursuant to this paragraph. [match]

H. If a flight attendant is required to deadhead, she shall be credited with fifty percent (50%) of the scheduled block time for such flight. If required to deadhead via surface transportation, she shall be credited with fifty percent (50%) of driving time based upon AAA mileage at 50 MPH. A day consisting solely of deadhead to or from a flight assignment shall be considered a workday. [match]

I. A flight attendant called in for drug testing on a scheduled day off shall be compensated two (2) hours of flight pay. [match]

J. If a flight attendant is displaced by the Company from her flight due to training, to accomplish training for another flight attendant, or for any other reason, she may be reassigned another flight on the same day(s) as her original schedule, however, she shall be credited for the flight time on her original scheduled flight or the reassigned flight whichever is greater. [match]

K. If a flight attendant is requested to report early, such flight attendant will be paid at the rate of five dollars ($5.00) per hour, or fraction thereof, prorated for all hours on duty prior to her originally scheduled report time. [match]

L. A flight attendant who is assigned to flight duty or reserve on any of the below-listed holidays will receive four (4) hours of flight pay in addition to her monthly guarantee or flight pay accrued for that month. [match]

                  New Year's Day            Labor Day
                  Thanksgiving              Memorial Day
                  Christmas                 Independence Day  [match]

M. Each flight attendant will receive a holiday bonus of one hundred fifty dollars ($150.00) the first week in December in each year of this Agreement. [match]


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                                    ARTICLE 4

                                    EXPENSES
                                    --------

A. The Company will furnish guaranteed suitable single room lodging for a flight attendant who is scheduled to layover at a location for legal rest while on flying or training duty away from her permanent domicile. A flight attendant who is assigned to a continuous duty overnight away from domicile with a scheduled break of five (5) hours or more, block-in to block-out, will be provided lodging at the Company's expense. [match]

B. When lodging is required in accordance with paragraph A., above, the Company will provide transportation to and from such lodging to the airport or training site, as applicable. If no eating facilities are available within walking distance of the lodging, transportation to and from an eating facility will be provided. [match]

C. The Company will make prompt inquiries into complaints related to deterioration of service at any facility which has been approved for layovers. Prompt remedial action will be taken in those cases where investigation affirms a deterioration of service. [match]

D. In lieu of reimbursement for meals and incidental travel expenses, flight attendants will be paid a per diem allowance of $1.25 per hour for time away from domicile in connection with flight duty, training or on-premise reserve, commencing at report for duty at domicile and ending upon release from duty at domicile. Effective twelve (12) months after date of signing, the per diem allowance will be increased to $1.30, and effective twenty-four (24) months after date of signing, the per diem allowance will be increased to $1.35. [match]

E. When a flight attendant agrees to drive her personal vehicle at the request of the Company, she shall be allowed $.31 per mile point to point and return. A flight attendant will not be required to drive her personal vehicle. [match]

F. At domicile or another location of the flight attendant's choice where free parking is not available, the Company will pay for the cost of the parking while the flight attendant is performing duty. The Company will not be required to pay for parking at more than one (1) location per flight attendant. Pay for parking at a location other than the flight attendant's domicile shall be required only when such employee parking is available and only to the extent of what the parking would have cost at the flight attendant's domicile. [match]

G. The Company will provide travel on a booked basis when a flight attendant is deadheading on-line between the flight attendant's domicile and the point of her assigned duty. If the flight attendant is bumped from such on-line flight, the Company will book the flight attendant for positive space on the alternate on-line flight.

H. The Company will reimburse each flight attendant for the cost of passports or visas or any airport government charges incurred in traveling on Company business. [match]

I. When, due to irregular operations, special assignments, etc., a flight attendant incurs lodging or transportation expenses, she shall be reimbursed upon presentation of receipts for such expenses, provided she requests and receives advance approval for such expenses. [match]


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                                    ARTICLE 5

                                 MOVING EXPENSES
                                 ---------------

A. Successful vacancy bidders, flight attendants moving to a domicile upon initial employment, and flight attendants making domicile swaps will pay their own moving expenses.

B. The Company will pay for moving expenses when a flight attendant is required by the Company to change permanent domicile. A flight attendant displaced as a result of a reduction in schedules, domicile closure, equipment change or relocation of a domicile shall be considered transferred at the Company's request.

C. When the Company is required to pay moving expenses, the move must be coordinated with the Inflight Department. Moving expenses must be submitted within thirty (30) days after incurring the expenses. Moving expenses other than automobile mileage and meals must be verified by receipts. The Company will not be responsible for any damages incurred during moving. The Company will not be responsible for paying any expenses under this Section after one (1) year from the date the flight attendant reports to the new domicile.

D.       Moving expenses paid by the Company will include the following:

         1. When the flight attendant moves herself, the Company will pay for all shipping containers, insurance for the move, one hundred dollars ($100.00) to offset the cost of moving helpers, the cost of vehicle registration, fuel, and licensing.

         2. Actual moving expenses for household goods and effects up to a maximum of one thousand two hundred (1,200) cubic feet or eight thousand (8,000) pounds, shipping and insurance coverage, but excluding packing and unpacking and extra insurance coverage, storage, and packing materials.

         3. When personal automobile transportation is used by the flight attendant and her immediate family, the Company will reimburse the flight attendant at the current IRS rate per mile using the most direct AAA routing between domiciles for up to two
                  (2) automobiles.

         4. The Company will reimburse a flight attendant for meals and lodging for the flight attendant and her immediate family for the time required to travel to the domicile up to five (5) days. A day of travel will be considered a minimum of three hundred fifty (350) miles by the most direct AAA mileage. The daily allowance for meals will be twenty-two dollars ($22.00) per day for single flight attendants, and forty-four dollars ($44.00) per day for married flight attendants traveling with their spouse.

         5. If a lease is broken as a result of moving to a new domicile and a penalty is incurred, the Company will pay such penalty not to exceed one month's rent. The Company will cooperate with the flight attendant to provide substantiating documentation of the transfer for the lessor.

         6. The Company will pay up to two hundred dollars ($200.00) for termination and hook-up of utilities (excluding deposits) including: gas, electric utilities, telephone and cable television, which result from a move to a new domicile.

         7. The Company will pay moving expenses only for actual moves of a flight attendant's primary residence. To qualify for moving expenses under this Section, the flight attendant must move to a location within fifty (50) miles of the new domicile.

E.       When the Company is required to pay moving expenses, nothing in this
         Section is intended to prevent the Company and the flight attendant from agreeing to an amount to be paid to the flight attendant in lieu of the expenses set forth in this Section.

F. The Company's liability for moving expenses under this Section will not exceed five thousand dollars ($5,000.00).

                                    ARTICLE 6

                                   SCHEDULING
                                   ----------

A.       Scheduling Committee [match]

         The Union will establish a Scheduling Committee which will meet with the Company for the purpose of facilitating the efficient operation of this Article. The Scheduling Committee will be given reasonable access to non-confidential information regarding aircraft flows, block time reports, scheduled training, checkrides, vacations and leaves of absence. The Scheduling Committee may submit recommendations to the Company. When conflicts between the schedule and FARs or this Agreement are verified, the Company will take immediate action, if practicable, to resolve such conflicts. [match]

B.       Bidding and Awarding of Monthly Schedules [match]

         1. Bid packages will be made available to all flight attendants at each domicile at or before 1700 hours on the second Friday of each month. [match]

         2. A flight attendant must bid on an approved format submitted to Crew Scheduling by U.S. mail, overnight express, facsimile, electronically, if available, or any other means mutually agreed upon. [match]

         3. A flight attendant must submit her bid by 1700 hours on the Tuesday following the second (2nd) Friday of each month. [match]

         4. The initial bid award will be made available to flight attendants by 1700 hours on the third (3rd) Friday of each month. [match]

         5. Flight attendants who were initially awarded or assigned reserve or build-up lines will be provided with their scheduled lines after they are constructed on the final bid award. [match]

         6. The final bid award, which will include the final award of build-up and reserve lines, will be posted no later than 1200 hours on the fourth Thursday of each month. [match]

         7. All eligible flight attendants may bid for lines based upon their domicile. All bids shall be awarded in accordance with seniority. Awards will be published in each domicile. [match]

         8. The Company shall make only the necessary adjustments to awarded lines to correct errors and to provide for the month-to-month interface period, vacation, training, minimum days free from duty and approved leaves. [match]

         9.       Eligibility to Bid [match]

                  a. A flight attendant attending initial, transition, or upgrade training (from the beginning of ground school to completion of IOE) will not bid a schedule for the month, except when the ground school is scheduled to begin after the fifteenth (15th) of the month; in such cases, the flight attendant will bid a schedule for the month, and all trips that conflict with the training will be dropped. [match]

                  b. A flight attendant not eligible to bid will receive her schedule at the same time as all other flight attendants in accordance with paragraph 6.B.10., below. [match]

                  c. A flight attendant will not bid in a month where she is scheduled for leave (other than paid sick leave or vacation) in excess of fifteen (15) days of the month. [match]

                  d. Flight attendants who have been on an approved leave will provide the Company with documentation regarding the termination of the leave. If the flight attendant will be available for more than fifteen (15) days of the month, the flight attendant will be eligible to bid. [match]

         10. A flight attendant failing to make a sufficient number of bids, failing to meet the deadline, or submitting a bid form that is either unsigned, incomplete or illegible, will be assigned the highest unbid numerical line at the flight attendant's domicile after all bidders' preferences have been awarded. If more than one flight attendant fails to bid, they will be assigned remaining lines in numerical order based on their seniority. [match]

         11. A flight attendant who will be on vacation or leave of absence when bid packages are distributed may provide the Company with a prepaid, pre-addressed overnight delivery envelope in which case the Company will forward a copy of the bid package to such flight attendant using such envelope. A flight attendant who is sent a bid package by such method may submit her bid via fax pursuant to Company directions. [match]

C.       Contents of the Bid Package [match]

         1.       Bid packages will contain: [match]

                  a. All known trip series arranged in regular lines except the Company may withhold up to five percent (5%) of known flying. [match]

                  b. An anticipated number of reserve lines, if any, which will be blank. [match]

                  c. An anticipated number of buildup lines, if any, which will be blank. [match]

                  d.       All known training (inclusive of dates). [match]

                  e.       All awarded and available vacation time. [match]

                  f.       Flight and duty times. [match]

                  g.       Report and release times. [match]

                  h. RON information, including hotels, ground transportation, etc. [match]

                  i. A list of flight attendants who are in their prior or due months for recurrent training and dates for recurrent ground schools, if known. [match]

                  j. A list of flight attendants eligible to bid in each domicile. [match]

         2. The Company will create as many hardlines as practical for a given domicile, attempting insofar as practicable to offer a variety of bid lines. Hardlines will contain the following:
                  [match]

                  a. A planned sequence of trips with intervening days off, arranged in a schedule for the month. [match]

                  b.       No reserve duty or charters. [match]

                  c.       Days off at domicile. [match]

                  d. Up to ninety (90) scheduled hours of block time. However, the Company may seek the concurrence of the Union Scheduling Committee Chairman or Union to exceed this limit. Such concurrence shall not be unreasonably withheld. [match]

                  e.       No out of domicile trips. [match]

         3.       Build-up lines [match]

                  a. Buildup lines shall be blank when published in the bid package and subsequently constructed from trips and/or series of trips that become available as a result of vacation awards, training, checkrides, leaves of absence and trips that are not in hardlines. Buildup lines will contain a minimum of thirty-seven and one-half (37.5) hours of scheduled activity as identified above. Buildup lines will also contain days off and may contain reserve days. [match]

                  b. Buildup lines may contain up to ninety (90) scheduled hours of block time. However, the Company may seek the concurrence of the Union to exceed this limit. Such concurrence shall not be unreasonably withheld. Concurrent with the initial monthly bid, a flight attendant who is awarded a buildup line may express her preference(s) for type of trips, days off, training assignments, etc., by listing the appropriate letter code followed by the specific preference in the appropriate spot on the bid sheet. To the extent practicable, preferences will be awarded in seniority order and in the order listed. [match]

                             PREFERENCE CODE     PREFERENCE
                             ---------------     ----------

                                     A           Specific dates off

                                     B           Weekends off

                                     C           Consecutive days off at anytime

                                     D           Multi-day trips

                                     E           Single day trips

                                     F           Training

                                     G           Charter flights

                  c. The Company will construct build-up lines with as many in domicile trips as practicable. [match]

                  d.       Build-up lines may contain charters. [match]

                  e. Reserve days and out of domicile trips may be built into the build-up lines. [match]

                  f. If the number of build-up lines is less than anticipated, additional reserve lines will be constructed and assigned to those flight attendants able to hold build-up lines. [match]

                  g. The Company will create as many build-up lines as practicable in a given domicile. [match]

         4.       Reserve lines [match]

                  a. Reserve lines will be blank when published in the bid package and subsequently constructed to show reserve days and days off. [match]

                  b.       When constructed, reserve lines will contain: [match]

                           (i) Intervening periods of availability and days off; [match]

                           (ii)     As many in domicile days as practicable;
                                    [match]

                           (iii) Out of domicile reserve days, if available, and associated deadhead; and [match]

                           (iv)     Type of reserve. [match]

                  c. Concurrent with the initial monthly bid, flight attendants may express preferences for days off, number of days off in a given spread, training, etc., by listing the appropriate letter code followed by the specific preference in the appropriate spot on the bid sheet. To the extent practicable, preferences will be awarded in seniority order and in the order listed. [match]

                             PREFERENCE CODE     PREFERENCE
                             ---------------     ----------

                                     A           Specific days off

                                     B           Weekends off

                                     C           Consecutive days off at anytime

                                     F           Training

                  d. Assignment of reserve spread(s) shall be made in accordance with preference(s) bid. Once assigned, reserve spreads shall be considered immovable with the exception that two (2) spreads may be moved by no more than forty-eight (48) hours except by mutual agreement or when necessary to accomplish training for the flight attendant. [match]

D.       Month-to-Month Interface Period [match]

         1. The interface period shall consist of the first three (3) days of the month. During this time, Crew Scheduling may adjust bid lines for those flight attendants whose lines are in conflict with the previous month's schedule, including FAR conflicts. [match]

         2. A flight attendant may be assigned an AVL ("available") day(s) during the interface period. [match]

                  a. If assigned an AVL day, the flight attendant must contact Crew Scheduling after 1900 domicile time on the evening prior to the AVL day for assignment. [match]

                  b.       An AVL day cannot become a reserve day or charter.
                           [match]

                  c. If not assigned a specific flight assignment, the AVL day will be converted to a day off. [match]

E.       Reserve Duty [match]

         1. For the purposes of calculating days off, a reserve day will be considered a day of work. [match]

         2. A reserve flight attendant will not be required to start an on-call period with less than the minimum rest required by
                  Article 24. [match]

         3. A reserve flight attendant will not be scheduled to be on call in excess of twelve (12) hours in a day. A reserve flight attendant may not be assigned to a flight assignment that is scheduled to exceed fourteen (14) hours after reporting for duty at the airport. [match]

         4. A flight attendant on reserve may be scheduled for hot reserve duty for up to twelve

                  (12) hours, including any on call and scheduled flight assignments. The Company may schedule a buildup lineholder for up to five (5) hot reserve days, and a reserve lineholder may be scheduled for hot reserve for up to ten (10) hot reserve days. If the Company later determines that it needs additional hot reserve, it may assign a reserve lineholder to serve additional hot reserve duty and will compensate such flight attendant at the rate of twenty-five dollars ($25.00) for each additional hot reserve assignment, or portion thereof, above the maximums set forth above. [match]

         5. A flight attendant on reserve will be subject to a one and one-half (1.5) hour call out unless assigned to a domicile where a shorter call out time has been mutually agreed upon between the Company and the Union. A flight attendant will make every effort to report earlier. [match]

         6. The Company may, in its discretion, release a flight attendant from reserve earlier than scheduled. [match]

         7. A flight attendant on reserve may use a "pager" at her expense. However, the flight attendant is solely responsible for ensuring the quality of service of the pager, and any malfunction of a pager is solely the responsibility of the flight attendant. The flight attendant is also solely responsible for ensuring that she remains within the pager's calling area. [match]

         8. A flight attendant on reserve will respond to a telephone message or page from the Company within twenty (20) minutes, and such time will be included in the call out time required in paragraph E.5., above. Once a flight attendant receives an assignment, she is no longer responsible to be available for contact prior to such assignment until report time. [match]

         9. A flight attendant on reserve who is assigned a RON that extends into a day off will be given the option of receiving day off pay pursuant to Article 3.D. or having that day off restored in the current or following month. The Company will not make such assignment if there is another reserve available in the domicile and calling out such reserve will not delay the flight. [match]

F.       Assignment of Open Time [match]

         1. Open time which remains after the construction of buildup lines and open time which subsequently becomes available during the month will be assigned in the following order, provided that such assignment shall not conflict with FARs or any other provision of this Agreement: [match]

                  a. Assign to a reserve flight attendant in domicile (the Company may opt to skip such flight attendant); then [match]

                  b. Award to any other flight attendant, on a first-come, first-served basis, who volunteers for open time; then [match]

                  c. Assign to a flight attendant who has been rescheduled (the Company may opt to skip such flight attendant); then [match]

                  d. Assign to a reserve flight attendant in domicile; then [match]

                  e. Assign to a reserve flight attendant from another domicile (the Company may opt to skip such flight attendant). [match]

                  f.       Assign to a supervisory flight attendant. [match]

         2. The Company may assign open time to a supervisory flight attendant without regard to paragraph F.1., above, if no other flight attendant is available for such assignment without delaying or canceling the flight. [match]

         3.       The Company will make reasonable efforts to post open time.
                  [match]

G.       Displacement [match]

         1. If more than one (1)flight attendant is assigned to the same trip, the senior flight attendant will have the choice of flying the trip or not. The flight attendant not flying the trip will either be reassigned to a trip or released from duty for the remainder of the trip and will be credited with the greater of the value of the trip originally assigned or the trip to which she is reassigned. [match]

         2. If a flight attendant is displaced from her assignment by another flight attendant at the Company's direction for the purpose of training or IOE, the flight attendant who is displaced will either be reassigned to a trip or released from duty for the remainder of the day and will be credited with the greater of the value of the trip originally assigned or the trip to which she is reassigned. [match]

H.       Rescheduling for Operational Reasons [match]

         1.       Reserve flight attendant [match]

                  A flight attendant holding a reserve line may be rescheduled within the limitations of Articles 6 and 24. [match]

         2.       Hardline and Buildup Lineholders [match]

                  After the publication of the final award, a flight attendant holding a hardline or build-up line may be rescheduled for operational reasons. However, any rescheduled trip must remain within the date(s) of the original trip, regardless of when the rescheduling occurs or how many times the flight attendant is rescheduled. If Scheduling has no assignment for her within 3 hours, the Flight Attendant will be released until the following day, provided she was on a multi-day trip. [match]

         3.       Availability for Rescheduling [match]

                  The Flight Attendant will contact or be available to be contacted by Scheduling between the hours of 6:00 a.m. and 9:00 a.m. each day she was originally scheduled. If at the time of contact, Scheduling has no assignment, she will be released until the following morning, until rescheduled or until the days of the original trip have been exhausted. Flight Attendants subject to rescheduling shall not be expected to report sooner than 3 hours after being assigned to the rescheduled trip. [match]

         4.       Rescheduling restrictions [match]

                  Flight Attendants subject to rescheduling shall not be placed on reserve. Rescheduling must be within the limitations of Articles 6 and 24. A Flight Attendant scheduled for a single day trip will not be rescheduled for a multi-day trip. A Flight Attendant subject to be rescheduled pursuant to this paragraph will be paid the greater of her actual or rescheduled trip, if any. A Flight Attendant who has voluntarily picked up trips in Open Time, and whose trips are subsequently cancelled will not be required to be available over the same day(s) of their trip, nor will they be pay protected for the trip. [match]

I.       Trip Trades [match]

         1. Trip trade requests must be in writing, signed by both flight attendants and received by Crew Scheduling no later than forty-eight (48) hours prior to the date of the earliest trip being traded. Crew Scheduling may waive the forty-eight (48) hour requirement. [match]

         2. A flight attendant may participate in up to five (5) trades each month. [match]

         3.       Trip trade requests may be for a partial or an entire trip.
                  [match]

         4. Trip trades must not violate FARs or any provision of this Agreement. Crew Scheduling may require a buffer equivalent to the buffer(s) used to construct the lines of time at any time when there is any potential for illegality under the FARs or this Agreement. If all of the provisions of this Article are met, the trade will be approved. If a trade is disapproved, the flight attendant will be advised, upon request, of the reasons for the denial. [match]

         5. Flight attendants on reserve may trade one (1) reserve day for another, subject to approval by Crew Scheduling. [match]

         6. A flight attendant who loses time from her schedule because of a trip trade which causes her to fall below her minimum monthly guarantee will have her minimum monthly guarantee adjusted. [match]

         7. Crew Scheduling will approve or reject a trip trade request within seven (7) days after it is received, but no later than twenty-four (24) hours before the report time for the earliest trip being traded. Crew Scheduling may waive this requirement. Trip trades are approved when the flight attendant obtains confirmation from Crew Scheduling. If Crew Scheduling implements a system of trip trade approval notification involving electronic, faxed, or other similar means of notification to the flight attendant's domicile, the trip trade will be considered approved when such notification is posted electronically or by hard copy. [match]

         8. At Company discretion, a flight attendant may drop trips into open time with a corresponding reduction of the flight attendant's monthly guarantee. [match]

J.       Continuous Duty Overnights [match]

         1.       Pure CDO lines [match]

                  a. A flight attendant on a pure CDO line will be scheduled for no more than four (4) consecutive CDOs. [match]

                  b. A flight attendant on a pure CDO line will be scheduled for a minimum of two (2) consecutive days off after three (3) consecutive CDOs and three (3) consecutive days off after four (4) consecutive CDOs. [match]

                  c. CDO trips in pure CDO lines will be scheduled with a minimum of five (5) hours of ground time, block in to block out. If less than four (4) hours of ground time is realized, a flight attendant must have twelve (12) hours off duty during her next scheduled rest period. [match]

         2. Except for pure CDO lines, all other hardlines will be scheduled for no more than two (2) blocks of up to three (3) consecutive CDOs in a month. [match]

         3.       A CDO trip will not be scheduled for more than five (5) legs.
                  [match]

         4. CDO trips will terminate and the flight attendant will be released upon first arrival at the domicile following the CDO period. [match]

         5. A flight attendant will not be required to participate in training without her consent during the scheduled ground time on a CDO. [match]

         6. Except for pure CDO lines, CDO trips will be scheduled with a minimum of six (6) hours of ground time, block in to block out (minimum of five (5) hours block in to block out if the scheduled duty time for the CDO is fourteen (14) hours or less). If less than six (6) hours of ground time is realized, a flight attendant must have twelve (12) hours off duty during her next scheduled rest period. [match]

         7. No flight attendant will be scheduled/rescheduled from a CDO trip to any other trip, other than another CDO, unless she has received the minimum number of days off required by Article 24.D.2. [match]

K.       General [match]

         1. A flight scheduled to terminate before 00:00 (midnight) of the first (1st) day will be considered to have terminated on the first (1st) day if it terminates no later than 0200 hours local time on the second (2nd) day. [match]

         2. Flight attendants domiciled outside the United States will be subject to this Agreement. [match]

         3. A flight attendant will not be required to drive or be driven to an airport as part of a regularly scheduled duty assignment nor will a flight attendant be required to transport passengers via ground transportation. [match]

         4. All times referred to in this Article are local time at the domicile. [match]

                                    ARTICLE 7

                                    VACANCIES
                                    ---------

A.       Standing Bids [match]

         1. Flight attendants must submit standing bids indicating order of preference for domicile vacancies. The Company may require flight attendants to submit new or updated standing bids at least thirty (30) days prior to any circumstances that may cause the existing bid file to become outdated (e.g., domicile closures, domicile openings or other substantial operational changes, etc.). [match]

         2. The standing bid file will be maintained by the Company. Standing bids will be available for inspection by any flight attendant during normal office hours. [match]

         3. A flight attendant may change her standing bid at any time by submitting a new standing bid to the Company. A flight attendant must bid on an approved format submitted to the Company by U.S. Mail, overnight express, facsimile, electronically, if available, or any other means mutually agreed upon.
                  [match]

B.       Notice of Vacancy [match]

         1.       The Company will determine when a vacancy exists. [match]

         2. No later than ten (10) days after the Company determines that a vacancy exists, it will post a notice of the vacancy. The notice will specify the domicile at which each vacancy will occur. [match]

         3. Bidding will close at 1700 hours seven (7) days after the posting of the notice of vacancy. [match]

C.       Awarding and Assignment of Vacancies [match]

         1. Awards will be posted by 1700 hours four (4) days after the closing of the bid. [match]

         2. The Company will not normally post secondary, tertiary, etc., vacancies caused by filling primary vacancies. [match]

         3. Bids for vacancies will be awarded in order of seniority using standing bids on file as of the date bidding is closed. [match]

         4. If no flight attendant bids a vacancy, the Company may assign a flight attendant to that vacancy in reverse order of seniority. [match]

         5. The Company will determine the effective date of an award which may be changed provided adequate notice is given and the change is not made for arbitrary reasons. The Company may cancel an award at any time before its effective date. [match]

         6. A flight attendant awarded a vacancy will fill the vacancy within sixty (60) days after the effective date of the award. [match]

D.       Domicile Swaps [match]

         Flight attendants requesting a mutual domicile swap must submit a request in writing to the Company no later than the fifth (5th) of the month. Approval of a swap is subject to the following: [match]

         1. The Company will review the mutual swaps on file no later than the seventh (7th) of the month and post those mutual swaps that will become effective with the following month's bid award. [match]

         2. If approved, flight attendants involved in the mutual swap will be restricted from submitting a subsequent mutual swap request for a period of six (6) months from the effective date of the mutual swap. [match]

E.       Temporary Vacancies [match]

         1. A temporary vacancy will be any vacancy anticipated to exist for less than ninety (90) days. [match]

         2. When the Company decides to fill a temporary vacancy, it will, if practicable, fill such vacancy from among qualified flight attendants in seniority order who have expressed a desire to fill a temporary vacancy. If the vacancy remains unfilled, the temporary vacancy will be assigned to a reserve flight attendant in reverse seniority order, insofar as may be practicable. [match]

         3. A flight attendant filling a temporary vacancy will be paid per diem and expenses in accordance with this Agreement. [match]

F. All times referred to in this Article are local time at the Company's headquarters. [match]

                                    ARTICLE 8

                                  PAID DAYS OFF
                                  -------------

A. Flight attendants will accrue PDOs in accordance with the following schedule: [match]

         1.       Years Of          Monthly
                  Service           Accrual
                  -------           -------

                  1                 4.0 hours
                  2                 4.33 hours
                  3                 4.67 hours
                  4                 5.0 hours
                  5                 5.33 hours
                  6                 5.67 hours
                  7                 6.0 hours
                  8                 7.0 hours
                  9                 7.33 hours
                  10                7.67 hours       [match]

                  PDOs will be charged at four (4.0) hours for each day a PDO is taken. [match]

         2. Flight attendants must be on active status on or before the fifteenth (15th) day of each month to accrue PDOs for that month. [match]

         3.       At year end unused PDOs may be: [match]

                  a.       Cashed in. [match]

                  b.       Placed in the PDO Sick Bank. [match]

                  c. Up to two times a flight attendant's annual accrual may be carried over for subsequent use. [match]

B.       PDOs For Annual Vacation [match]

         1. Not later than the 15th day of November, the Company will distribute the annual PDO Request Form for the following calendar year. Annual bids for PDOs must be returned by the 30th day of November. Flight attendants will be notified of their annual vacation bid award by the 15th day of December. Annual bids have priority over the ensuing monthly requests for PDOs. [match]

         2.       Annual vacation bids will be awarded in order of seniority.
                  [match]

         3. Vacation bids must be in full week increments, i.e., seven (7) consecutive days, Monday through Sunday. A flight attendant may bid only the PDOs that will be accrued as of November 30 of the current year; however, if the flight attendant's PDO bank drops below the vacation actually bid, the Company may cancel the corresponding amount of vacation (minimum of one
                  (1) week). [match]

         4. Annual vacation bid awards will not be changed except by mutual agreement between the Company and the flight attendant. [match]

         5. The Company may restrict up to four (4) weeks during a calendar year in each domicile during which annual vacation may not be bid. Such a restriction will be imposed only for operational reasons that will be discussed with the Union before being imposed. [match]

         6. No less than seventy-five percent (75%) of accrued PDO's will be made available for the annual vacation bid by domicile. [match]

         7. A flight attendant who is awarded a vacancy in a different domicile after having been awarded annual vacation may be required to rebid her annual vacation from remaining available vacation periods in the new domicile. [match]

         8. Annual vacation periods that are vacated will be made available to other flight attendants on a first-come, first-served basis. [match]

C.       PDOs For Monthly Vacation [match]

         1. Not later than the 1st day of each month, the Company will accept requests for PDOs in the following month (i.e., requests for a PDO in March must be submitted by February 1). Requests will be on a first-come, first-serve basis. Not later than the 20th day of the month, the Company will post the upcoming month's schedule that will indicate the PDO award for that month. [match]

         2. The Company will award all bids reasonably possible taking into account the needs of the schedule. [match]

D.       PDO Sick Bank [match]

         1. Flight attendants may elect payment from their PDO Sick Bank up to one-half (1/2) of the minimum monthly guaranteed hours per pay period for furlough, medical, or family leave. [match]

         2. PDO Sick Bank days may be used for personal or family illness and injuries on or off the job. [match]

         3. There is no maximum number of days which can be placed in the PDO Sick Bank. During the month of December, flight attendants may notify the Company of the number of PDOs to be placed in the PDO Sick Bank. [match]

E.       General [match]

         1. Accrued PDOs may be exchanged for pay at the flight attendant's request. If a flight attendant elects to be paid for PDOs in lieu of taking time off, she will be paid at her current hourly rate for each PDO exchanged. A maximum of fifteen (15) PDOs may be exchanged each month. A flight attendant who resigns and has given the Company fourteen (14) days written notice of her intention to resign, and who actually works on each such assigned work day during such notice period, will be entitled to her accumulated PDOs up to her date of resignation. In the event of a flight attendant's death, the amount will be paid to her estate.

         2. PDOs will be charged only on days the flight attendant is scheduled to perform duty for the Company. [match]

         3.       One (1) PDO will be charged for each continuous duty overnight
                  (CDO) missed as a result of vacation or sick leave. [match]

         4. A flight attendant who, in a rolling 6-month period, has perfect attendance will be credited with four (4) additional hours for each such six (6) month period to a maximum of eight
                  (8) hours in any calendar year. [match]

                                    ARTICLE 9

                                    SENIORITY
                                    ---------

A. A flight attendant's seniority shall begin on the flight attendant's date of hire. When two (2) or more flight attendants have the same date of hire, they shall be placed on the seniority list according to the last four (4) digits of their social security numbers, i.e., the lowest number shall be the most senior. A flight attendant's pay shall commence on date of hire. Except as otherwise specified in this Agreement, all flight attendants shall be full time employees of the Company.

B. A flight attendant shall lose her seniority if any of the following occurs:

         1.       Voluntary resignation;

         2.       Discharge for just cause;

         3. Failure to report for duty at the expiration of a leave of absence;

         4. Failure to report for duty after recall from furlough in accordance with Section 11.

C. Seniority shall prevail at all times in matters concerning equipment bids, reductions, recall, base bidding, assignments, upgrades, transitions and vacations, or except as otherwise specified in this Agreement.

D. A current seniority list will be posted on the flight attendant's bulletin board and posted in each flight attendant domicile quarterly (January 1, April 1, July 1, and October 1) with a copy sent to the Union and the Chief Steward. Any alleged error or omission affecting a flight attendant's seniority on any list must be protested by the affected flight attendant, in writing, within thirty (30) days of the posting. A flight attendant making no protest within the time specified may not thereafter protest the alleged error or omission on the disputed list or any subsequent list.

E. A flight attendant will be on probation for the flight attendant's first twelve (12) months of active service with the Company.

                                   ARTICLE 10

                                    TRAINING
                                    --------

A.       The Company will establish training requirements for flight attendants.

B. The Company will post recurrent training dates, if any, for bid in the monthly bid package. A flight attendant who will be in her prior or due month in the month being bid may bid on available recurrent training dates. Such bids will be awarded in seniority order, provided that: (1) awarding the bid does not result in a conflict with other duty; (2) seniority notwithstanding, a flight attendant in her due month will have bidding priority over a flight attendant in her prior month; (3) a flight attendant in her due month who has not made a successful bid for a recurrent training date, or who is in her grace month, may be assigned a recurrent training date. A flight attendant assigned to training will be so notified at least five (5) days prior to commencement of training unless shorter notice is required because of regulatory agency or aircraft manufacturer directive. Such notice may be waived by the flight attendant. If the Company finds it necessary to move a flight attendant's recurrent date and/or to assign her to a training date due to operational reasons (e.g., loss or reduction of training staff, an excess of flight attendants who require training, etc.), the Company will make reasonable efforts to accommodate flight attendants' preferences for training dates.

C. Training will not be scheduled for more than six (6) consecutive days followed by twenty - four (24) consecutive hours free of duty.

D. A flight attendant shall not be required to attend training for more than ten (10) hours a day, no more than eight (8) of which shall be classroom hours.

E. A flight attendant removed from duty for retraining or reexamination shall lose no more than three (3) days of pay.

F. No flight attendant shall be required to pay for the use of any Company equipment or equipment outside the Company that is required for training.

G. The Chief Steward, or her designee, (either of whom shall be an employee of the Company) may observe any ground-based training. Such observation shall be without pay and shall not interfere with the conduct of the training.

                                   ARTICLE 11

                         REDUCTION IN FORCE OR FURLOUGH
                         ------------------------------

A. The Company will provide at least fourteen (14) days written notice of any force surplus requiring a reduction in the number of flight attendants in a particular domicile.

B. A flight attendant holding an award in the surplus domicile shall be displaced in inverse order of seniority.

C. A displaced flight attendant may accept layoff at the point, displace the most junior flight attendant in the system or fill any vacancy in accordance with Section 7. If there are multiple flight attendants displacing junior flight attendants at more than one domicile, the displacing flight attendants may elect which of those available domiciles to displace into in seniority order. A flight attendant who accepts layoff at the point will thereafter be treated as a furloughed flight attendant for purposes of recall.

D.       Notification of Furlough.

         1. When a flight attendant is to be furloughed, she will be given fourteen (14) days notice, by return receipt requested, from the Company, unless the furlough occurs as a result of conditions beyond the Company's control, such as a curtailment or reduction in operation because of fire, flood, storm or similar acts of God, strikes, Company bankruptcy, catastrophic air accidents that have a direct effect on the Company's business, grounding of a fleet type, or similar occurrences. In such cases, the Company will give as much notice as possible. Copies of all furlough or recall notices will be sent to the Chief Steward and the Union.

         2. A furloughed flight attendant will file her current address and telephone number with the Company and will advise the Company, in writing, of any changes within seven (7) days of a change.

E.       Furlough

         1. Flight attendants will be furloughed in inverse order of seniority.

         2. A flight attendant who is furloughed will retain and continue to accrue seniority.

         3. A furloughed flight attendant will be recalled in seniority order prior to the Company hiring additional flight attendants.

         4. Prior to effecting a furlough, flight attendants will be encouraged to take earned vacation or a personal leave of absence to prevent furlough.

         5. Flight attendants who are granted a personal leave of absence during periods of furlough will continue to accrue seniority.

         6. No flight attendant may be bumped by a more junior flight attendant.

F.       Recall From Furlough

         1. Recall notices will be sent by the Company, return receipt requested, to the last known address the Company has on file for the flight attendant. The Company may notify more flight attendants than the number being recalled to identify those who will accept or bypass recall.

         2. A recalled flight attendant must notify the Company of acceptance or bypass within seven (7) days after the receipt of the recall notice or she will be subject to termination.

         3. A flight attendant may bypass recall until all of the furloughed flight attendants junior to her have been recalled. If an insufficient number of flight attendants accept recall, the Company shall notify furloughed flight attendants in reverse seniority order that recall is mandatory. Such flight attendants must report to active service within seven (7) days of receipt of the mandatory notice.

         4. A furloughed flight attendant will be allowed fifteen (15) days after receipt of a notice of a recall to report for duty at the point specified by the Company. The Company may, at its discretion, extend this period.

G.       Time Off Without Pay

         When the Company intends to furlough one or more flight attendant(s) involuntarily, it will offer voluntary time off without pay to a like number of flight attendants in seniority order within the domicile(s) where the Company is overstaffed. Such flight attendants may request time off without pay in writing for a specified duration. The Company will grant such requests, in writing, specifying the authorized duration of the leave which may be less, but not more, than the duration requested by the flight attendant. A flight attendant who accepts voluntary time off without pay will continue to accrue seniority but will not accrue longevity or benefits. Such flight attendant may continue her medical insurance in accordance with COBRA. The Company may, but is not required to, allow the flight attendant to return early from the leave, but the flight attendant will not be required to return to work before the leave has expired. A flight attendant may request an extension of the leave in writing which may be granted by the Company in writing. Immediately after the expiration of a leave of absence granted under this paragraph, a flight attendant will return to the domicile where she was assigned immediately prior to the leave. If the domicile no longer exists for flight attendants, the flight attendant may displace a less senior flight attendant in the domicile of her choosing.

                                   ARTICLE 12

                                LEAVES OF ABSENCE
                                -----------------

A.       Personal Leave of Absence

         The Company at its sole discretion may grant a personal leave of absence without pay. A flight attendant shall submit her request for a personal leave of absence, in writing, on a form to be supplied by the Company, setting forth the reasons therefore. The Company will then return to the flight attendant either a written approval or denial of the request. If the leave is approved, the Company shall, in writing, specify the details of the leave including, but not limited to, the date on which the flight attendant must return to active service with the Company. While on leave of absence the flight attendant will continue to accrue seniority but not accrue benefits. However, the flight attendant may elect to continue health and life insurance benefits, provided the flight attendant pays the full monthly premiums to the Company in accordance with COBRA. The Company and the flight attendant may mutually agree to extend the leave of absence. Such extension must be in writing and signed by both parties, setting a specific date by which the flight attendant must return to active service.

B.       Military Leave of Absence

         Military leaves will be granted in accordance with applicable law. The Company will grant a leave of absence, without pay, not to exceed fifteen (15) days to any person ordered to Reserve or National Guard duty for annual training, or in the case of national emergency, except under specific military orders, or as otherwise required by Federal Law. The flight attendant shall give the Company reasonable notice of said active duty. A flight attendant who volunteers for extended duties must get prior approval from the Company.

C.       Medical Leave of Absence

         1. This type of leave of absence is designed to cover a flight attendant who is unable to perform her duties due to illness or injury. Upon exhaustion of sick leave, a flight attendant will be placed on a medical leave of absence.

         2. The Company may offer a non-flying position to any flight attendant who can no longer perform her job because of illness or injury.

         3. A flight attendant on medical leave of absence shall continue to accrue seniority. The Company shall continue to provide health and life insurance benefits for a period of up to ninety (90) days after the flight attendant has exhausted her sick leave. The flight attendant may elect to continue health and life insurance benefits, provided the flight attendant pays the full monthly premiums to the Company in accordance with COBRA.

         4. In no case shall a medical leave of absence exceed a total continuous period of five (5) years.

D.       Family Leave of Absence

         The Company will grant leaves in accordance with the Family and Medical Leave Act of 1993. Bases with less than fifty (50) employees will also be covered by the Act. While on Family Leave the flight attendant will continue to accrue seniority and all benefits, without interruption and at no cost. A flight attendant on Family Leave will have the option to draw full pay until sick leave accumulation and vacation accumulation are exhausted. Upon return from Family Leave the flight attendant will have the option to return to the domicile held prior to said leave, or any vacancy in accordance with her seniority.

E.       Bereavement Leave of Absence

         If a flight attendant suffers a death in her immediate family she shall immediately notify Crew Scheduling and be granted up to five (5) consecutive days leave with full pay. Such days shall be mutually agreed upon by the flight attendant and Crew Scheduling. A flight attendant's immediate family shall be defined as a flight attendant's mother, father, spouse, children and step-children. Up to three consecutive days will be granted for the death of the flight attendant's brother, sister, mother-in-law, father-in-law, or grandparent. Such bereavement leave may, upon request, be extended for additional days, and, if extended, may be either without pay or with pay charged against the flight attendant's earned vacation.

F.       Union Leave

         1. At the request of the Union (sixty (60) day advance notice) a flight attendant shall be granted an indefinite Union leave of absence without pay to accept employment with the Teamsters Airline Division. While on such leave the flight attendant shall continue to accrue seniority and be covered by Company insurance, the cost of which will be reimbursed to the Company by the Union at the monthly rate of twenty-three percent (23%) times the flight attendant's monthly guarantee, prorated. The flight attendant will maintain all other benefits covered by this Agreement and may continue to participate in the 401K Plan. No more than one (1) flight attendant shall be permitted a Union leave at one time. A flight attendant on Union leave will be given recurrent training necessary to remain current as a Chautauqua flight attendant.

         2. At the request of the Union, the Company will, subject to the needs of the service, release flight attendants for the purpose of conducting union business. Requests for release must be submitted in writing to the Manager of Inflight at least seven (7) days before the requested day(s) off. The Company may waive the seven (7) day requirement. Trips dropped to accommodate such leaves will be placed in open time unless the Company elects to assign such trips to reserves.

         3.       Reimbursement for Flight Pay Loss

                  a. Except as provided in Section 12.F.1., the Union shall reimburse the Company for Union leave paid to a flight attendant by multiplying the number of hours on leave paid by the Company times the applicable hourly rate for the flight attendant, plus 23% to cover the cost of fringe benefits.

                  b. The Union agrees to reimburse the Company within forty-five (45) days after receipt of the Company's bill.

G.       Jury Duty Leave

         1. A flight attendant shall provide the Manager of Inflight with a copy of the summons or notice of jury duty immediately upon receipt of such documents. A flight attendant shall concurrently provide the Company with authorization to intercede with the appropriate authorities for the purpose of removing her from jury duty.

         2. A flight attendant who is required to serve on jury duty shall be granted a leave of absence for that purpose.

         3. A flight attendant who is called for jury duty shall be paid and credited four (4.0) hours pay and credit at her applicable hourly rate for each scheduled duty or reserve day lost to jury duty. Such jury duty leave pay shall be offset by any amount the flight attendant receives from the court.

         4. Immediately upon release from jury duty, a flight attendant shall notify the Company of her availability for flying status.

         5. A flight attendant on jury duty leave shall continue to accrue seniority, longevity and all benefits as if she had been in active service.

H.       Maternity Leave

         1. Maternity leave for flight attendants shall be handled in accordance with applicable law.

         2. A flight attendant shall notify the Company immediately upon confirmation of her pregnancy.

         3. A pregnant flight attendant shall be permitted to continue in service until her physician determines that she is no longer able to perform all required flight attendant duties.

         4. A flight attendant who ceases to perform flight attendant duties shall be placed on sick leave. Following exhaustion of sick leave benefits, the flight attendant shall be placed on medical leave.

I.       Return From Leave

         Immediately after the expiration of a leave of absence granted under paragraphs 12.A., 12.C., 12.F. or 12.H., a flight attendant will return to the domicile where she was assigned immediately prior to the leave. If the domicile no longer exists for flight attendants, the flight attendant may displace a less senior flight attendant in the domicile of her choosing.

                                   ARTICLE 13

                               PHYSICAL STANDARDS
                               ------------------

The physical standards required of a flight attendant shall be no less than the standards established by the FAA. A flight attendant shall maintain the ability to perform all required duties.

                                   ARTICLE 14

                          INSURANCE AND OTHER BENEFITS
                          ----------------------------

A. The Company shall provide each flight attendant with a life insurance policy after ninety (90) days of service. The Company shall pay one hundred percent (100%) of the premium for this coverage.

         1.       Flight Attendant Life Insurance:

                  Two (2) times the basic annual earnings, rounded to the next higher $1,000. to a maximum of $250,000.

         2.       Accidental Death and Dismemberment:

                  Four (4) times the basic annual earnings, rounded to the next higher $1,000. to a maximum of $500,000.

         3.       Dependent Life Benefits:

                           a.       Spouse:                        $5000

                           b.       Children:    0-8 days          $0
                                                 8 days - 6 mo     $100
                                                 6 mo - 19 yrs     $2500

B. The Company will provide health insurance for the flight attendants and qualifying dependents, the benefits of which shall not be less advantageous than the existing program coverage and benefits. For flight attendants with under one (1) year of service, the Company shall pay one hundred percent (100%) of the premium cost, minus fifteen dollars ($15.00), per pay period, for said flight attendants, however, dependent coverage premiums may be paid by said flight attendants through payroll deduction. For flight attendants with over one (1) year of service, the Company shall pay one hundred percent (100%) of the premium cost, minus fifteen dollars ($15.00) for individual flight attendant coverage, twenty-five dollars ($25.00) for flight attendant and spouse coverage or thirty-five dollars ($35.00) for flight attendant and family coverage, per pay period. Should the cost of such insurance increase, the Company may require greater contributions from flight attendants.

C. The Company will provide the Chief Steward and the Union with copies of master insurance contracts for each policy required under the terms of this Agreement.

D. The Company will provide a 125 Flexible Benefits Plan to all flight attendants, the benefits of which shall not be less advantageous than the existing program.

E. The Company will provide retirement benefits (i.e., 401(k)) to all flight attendants, and the benefits shall be no less advantageous than the existing program.

F. Effective upon ratification of this Agreement, the Company shall contribute to the Local 210 Scholarship Fund the sum of four dollars ($4.00) per month for each employee covered by this Agreement.

G. Effective upon ratification of this Agreement, the Company shall contribute to the Local 210 Maternity Fund the sum of four dollars ($4.00) per month for each employee covered by this Agreement.

H. Effective date of signing, the Company shall pay for dental plan coverage for single flight attendants or sixteen and one-half dollars ($16.50) per month towards the cost of family coverage. The plan for flight attendants and qualified dependents will be no less advantageous than the program offered to other employee groups.

I. The Company will include the flight attendants in any profit sharing plan, bonus and incentive programs offered to all other non-management employees.

                                   ARTICLE 15

                           TRANSFER TO MANAGEMENT DUTY
                           ---------------------------

A. A flight attendant who is transferred to a managerial position shall retain but not accrue seniority for six (6) months. At the expiration of six (6) months, the flight attendant's name shall be removed from the seniority list.

B. A flight attendant accepting or transferring to a managerial position will not be awarded a bid line of flying.

                                   ARTICLE 16

                              MISCELLANEOUS FLYING
                              --------------------

A.       Flight attendants may not fly commercially outside the Company.

B. The Company will not transfer any Company aircraft to, or schedule any flight attendant to fly any trips for, airlines that are on strike unless mutually agreed to by the Company and the Union.

C. The Company will not transfer aircraft to a subsidiary or alter-ego for the purpose of avoiding the terms of this Agreement

                                   ARTICLE 17

                          NOTICES TO FLIGHT ATTENDANTS
                          ----------------------------

All notices to flight attendants involving domicile assignment, promotion, demotion, furlough, and leaves of absence shall be stated in writing, with a copy mailed to the Union office and a designee.

                                   ARTICLE 18

                                   GRIEVANCES
                                   ----------

A.       Grievance

         A grievance is a claim or dispute by a Flight Attendant or the Union concerning the interpretation, application, or the alleged breach of this Agreement. Any flight attendant or group of flight attendants who has a grievance concerning any action of the Company affecting them shall have such grievance considered and handled in accordance with the following procedures. It is the intent of the parties to resolve grievances or potential grievances informally and at the lowest level possible. There shall be an earnest effort on the part of the parties to settle grievances promptly and in accordance with the procedures outlined herein. [match]

B.       Step One - Informal Discussion With a Supervisor

         1. A Flight Attendant or Union representative who believes that her rights under this Agreement have been violated should first bring the matter to the attention of the Flight Attendant's immediate supervisor.

         2. The immediate supervisor, or her designee, must reply to the Flight Attendant within five (5) business days. [match]

         3.       Disciplinary grievances shall be initiated at Step Two, below.

C.       Step Two - Written Grievance

         1. After receipt of an unsatisfactory response, or lapse of the five (5) business days in Step One, the Flight Attendant or the Union shall reduce the grievance to writing and submit it to the Director of Inflight, or his designee, within thirty
                  (30) days of the event giving rise to the grievance, or when the grievant should have reasonably known of the event. [match]

         2. The written grievance shall set forth, with reasonable detail, a statement of the facts giving rise to the grievance, the provision of the Agreement alleged to have been breached and the relief sought. The Director of Inflight, or his designee, shall hold a hearing within fifteen (15) business days of receipt of the written grievance by the Company. The grievant shall, if requested by the Company or the Union, attend such hearing. [match]

         3.       The Director of Inflight, or his designee, shall, within ten
                  (10) business days of said hearing, provide the Union Business Representative, or his designee, with a written statement of his decision. [match]

D.       Step Three

         If the Union is not satisfied with the disposition of the grievance in the Step Two proceeding above, it may appeal the case to the System Board of Adjustment by submitting a written submission of the case to the System Board, with a copy to the Director of Inflight within fifteen (15) business days after receiving the Step Two decision. [match]

E.       Discipline or Discharge.

         1. No Flight Attendant shall be subject to discipline or discharge without just cause. A Flight Attendant shall be notified in writing of discharge, disciplinary time off and written reprimand. The Company will send a copy of such notice to the Flight Attendant and to the Union. A Flight Attendant so disciplined or discharged may submit a written grievance directly at the Step Two level, above. Such written grievance must be filed within ten (10) business days of the postmark of the written discipline or discharge action by the Company.

         2. Flight Attendants who are a party to incidents involving discipline or discharge shall be retained on the payroll but may be removed from service until a meeting has been held and a decision arrived at in writing by the Company. Teleconferencing may be utilized and the grievant, a company representative and a Union representative and others as desired may be present. Following the Company decision, the grievant may be suspended from the payroll, discharged or given other disciplinary actions.

         3. The provisions of Article 18.D. shall not be available to probationary employees and no grievance related to discipline or discharge may be filed by them or on their behalf. However, a probationary employee may file non-disciplinary grievances in accordance with Articles 18.A-D.

F.       General

         1. Time limits contained in this Article may be extended by mutual agreement of the parties, reduced to writing.

         2. Failure on the part of the Company, the grievant or the Union to adhere to the time limits set forth herein, or as mutually agreed to, shall constitute a waiver of the position of the party failing to comply.

         3. If a grievant is exonerated, her personnel file shall, to the extent permitted by law, be cleared of all reference to the incident. A grievance who is cleared of all charges shall be made whole as pertains to wages, seniority, longevity and benefits.

         4. Grievances, decisions, and appeals shall be forwarded by personal delivery or through the U.S. Mail, certified, postage prepaid, return receipt requested, addressed to the last known address of the grievant, with a copy to the Union. Refusal to accept delivery constitutes delivery.

         5. A flight attendant shall have the right of Union representation at all meetings with the Company. A flight attendant shall be advised in advance of the nature of the subject of any investigation, hearing or conference.

         6. The Union, or its representative, and the grievant shall have access to the grievant's personnel file for review in any discipline or discharge case. The Company shall cooperate in making any reasonably requested material available that is relevant to the case.

         7. When it is mutually agreed that a stenographic report is to be taken of the hearing, in whole or in part, the cost will be borne equally by both parties to the dispute. If it is not mutually agreed that a stenographic report be taken, any stenographic report taken of such hearing made by either of the parties shall be furnished to the other party, upon request, provided that the cost of such stenographic report so requested shall be borne equally by both parties.

                                   SECTION 19

                           SYSTEM BOARD OF ADJUSTMENT
                           --------------------------

A. In compliance with Section 204, Title II of the Railway Labor Act, as amended, there is hereby established a System Board of Adjustment for the purpose of adjusting and deciding disputes which may arise under the terms of this Agreement and any amendment or additions thereto and which are properly submitted to it, which Board shall be known as Flight Attendants' System Board of Adjustment, hereinafter referred to as "the Board."

B.       Composition of the Board

         1. The Board shall consist of four (4) members, two (2) of whom shall be selected and appointed by the Company and two (2) of whom shall be selected and appointed by the Union, and such appointees shall be known as "Board Members." In addition, the Company and the Union shall each designate an alternate, and in the event of unavailability of a Board Member, such alternate shall serve in place of the absent Board Member.

         2.       The two (2) Board Members appointed by the Company and the two
                  (2) Board Members appointed by the Union, and their alternates, shall serve for one (1) year from the date of their appointment and thereafter until their successors have been duly appointed. Vacancies shall be filled within thirty
                  (30) days in the same manner as is provided herein for the selection and appointment of the original Board Members and their original alternates.

         3. The terms of the Office of Chairman and Vice Chairman shall be for one (1) calendar year. Thereafter, from year to year, the Board shall designate one (1) member to act as Chairman and one (1) member to act as Vice Chairman for one (1) year terms or until a successor has been duly selected. Such terms of office shall commence on January 1 of each year.

         4. The office of the Chairman shall be filled alternately by the parties. A Union representative shall serve as Chairman and the Company representative shall serve as Vice Chairman in even years, and vice versa, in odd years. The Vice Chairman shall act as Chairman in her absence.

         5. The Board shall meet once every three (3) months at Company headquarters, unless a different place for the meeting is jointly agreed upon by the Board, during the months of January, April, July and October provided that at such time there are cases filed with the Board for consideration. The meetings shall continue in session until all matters before it have been considered unless otherwise mutually agreed upon in writing.

         6. Members of the Board who are employees of the Company shall suffer no loss of pay while attending Board meetings.

C.       Jurisdiction of the Board

         1. The Board shall have jurisdiction over all disputes growing out of grievances or out of the interpretation or application of any of the terms of this Agreement or amendments thereto submitted by the Union to the Vice President of Flight Operations or his designee. The jurisdiction of the Board shall not extend to proposed changes in hours of employment, rates of compensation, or working conditions covered by this or other existing agreements between the parties.

         2. The Board shall consider any dispute properly submitted to it when such dispute has not been previously settled in accordance with Section 18.

D.       Proceeding Before the Board

         1. All disputes properly referred to the Board for consideration shall be addressed to the Chairman. Five (5) copies of each petition, including all papers and exhibits in connection therewith, shall be forwarded to the Chairman, who shall transmit one (1) copy to each member of the Board within three
                  (3) days. Each case submitted shall show:

                  a.       Question or questions at issue.
                  b.       Statement of facts.
                  c.       Position of the grievant(s).
                  d.       Position of the Company

         2. Upon receipt of notice of the submission of a dispute, the Chairman shall set a date for hearing, which shall be the time of the next regular meeting of the Board as provided in paragraph B, above, or, if at least two (2) Board Members consider the matter of sufficient urgency and importance, then at such earlier date at such place as the Chairman and Vice Chairman shall agree upon but no more than thirty (30) days after such request for a meeting is made by at least two (2) of the Board Members. The Chairman shall give the necessary notices in writing of such meeting to the Board Members and to the parties to the dispute.

         3. Flight attendants may be represented at Board hearings by such person or person as they may choose and designate, and the Company may be represented by such person or person as it may choose to designate. Evidence may be presented either orally or in writing, or both.

         4. The Board Member(s) may summon witnesses who are employed by the Company and who are deemed necessary by the Board. Such employee shall suffer no loss of pay. The number of witnesses summoned at any one time shall not be greater than the number which can be spared from the operation without interference with the service of the Company.

         5. The Board shall be competent to hear the disputes properly submitted to it and decide disputes by a majority vote of all members of the Board. Decisions of the Board shall be final and binding upon the parties.

E.       Deadlock Procedures

         When a dispute is properly submitted to the Board for hearing before the two (2) Company and the two (2) Union Board Members, or their alternates, and the Board is unable by majority vote to decide the dispute, the Board shall declare itself deadlocked and select an arbitrator. The arbitrator shall join the Board as a Board Member and as Chairman in subsequent consideration and hearing of the dispute. The Board, so composed, shall be competent to decide said dispute by majority vote. Decisions of the Board so composed shall be final and binding on the parties.

F.       Deadlock Notices

         When a deadlock occurs for any reason, the Board, by written notice shall, immediately notify the Union of such deadlock, including the date thereof, and the need for the services of a fifth (5th) member of the Board. If the Union desires to submit the case to the five (5) member Board, it must do so by written notice to the President of the Company with copies to the Chairman and Vice Chairman of the Board within ten (10) days from the receipt of notice from the Board that the Board was deadlocked.

G.       Selection of a Fifth (5th) Board Member

         1. If notice is provided of the desire to convene the five (5) Member Board, the Union and the Company shall promptly meet, but in no event later than seven (7) days from the date of the notice by the Union to select an arbitrator by mutual agreement from the following names:

                  Richard Block             Lawrence Holden       Nicholas Zumas
                  John Dunsford             Herbert Fishgold
                  Robert Harris             Joseph Scerno

         2. If none of the above-named arbitrators are available to conduct a hearing within sixty (60) days of their selection, the Company or the Union may petition the National Mediation Board (NMB) for a list of seven (7) names from which the fifth
                  (5th) arbitrator shall be selected. Either party shall have the right to reject one (1) list of arbitrator sent by the NMB in its entirety, in which case the parties will request a new list of arbitrators from the NMB. The order of striking shall be determined by lot for the first case in which an arbitrator is chosen and in subsequent cases, the parties shall alternate taking the first strike.

H.       Five (5) Member Board Hearing

         Within thirty (30) days after the selection of the fifth (5th) member, and with the arbitrator's concurrence, the Board shall schedule a hearing of the dispute by the five (5) member Board, including the presentation of such witnesses and evidence as the five (5) member Board shall, in its discretion, permit. A decision of a majority of the Board sitting with the fifth (5th) member shall be final and binding upon the parties. The Board may agree to have the arbitrator hear the case without the Board present.

I.       General

         1.       Expenses of the Board

                  Each of the parties will assume the travel and expenses of the Board members selected by it and each of the parties will assume the travel expense and other expenses of the witnesses called or summoned by it except employees of the Company will suffer no loss of pay and that the Company will provide space available transportation over its lines, in accordance with the existing regulations, for any Board member or Company employee who is called or summoned as a witness. The expense and compensation of the fifth (5th) member of the Board will be borne by the parties. The Chairman and the Vice Chairman, acting jointly, shall have the authority to incur such other expenses as in their judgment may be deemed necessary for the proper conduct of the Board, and such expenses shall be borne equally by each of the parties.

         2.       Freedom to Act

                  Each and every Board member shall be free to discharge her duty in an independent and uncoerced manner without fear that her individual relations with the Company, with the flight attendants, or with the Union will be affected in any manner by any action taken by him in good faith in her capacity as a Board member,

         3.       Time Limits

                  Time limits may be extended in writing by mutual agreement of the Company and the Union.

         4.       Rights Under Railway Labor Act

                  Nothing herein shall be construed to limit, restrict, or abridge the rights or privileges accorded to the flight attendants or to the Company, the Union, or their duly accredited representatives under the provisions of the Railway Labor Act, as amended.

         5.       Records of the Board

                  The Board shall maintain a record of all matters submitted to it for its consideration and of all findings and decisions made by it.

                                   ARTICLE 20

                                UNION MEMBERSHIP
                                ----------------

A.       Union Membership

         It shall be a condition of employment that all flight attendants covered by this Agreement shall, on the effective date of this Agreement, become and remain members in good standing of the Union. It shall be a condition of employment that all flight attendants covered by this Agreement and hired on or after its effective date shall, on or before the ninetieth (90th) day following the beginning of the initial seniority date, become and remain members in good standing in the Union.

B.       Initiation Fees and Dues Deductions

         The Company will deduct from the wages of any flight attendants covered by this Agreement said flight attendants' dues as a member of the Union upon receiving the flight attendant's voluntary and individual written authorization for the Company to make such deductions, signed by the flight attendant. Such authorization form will be provided by the Union. The Company will pay over to the proper officers of the Union the wages withheld for such initiation fees and/or dues. The amount so withheld shall be deducted from the appropriate paycheck, reported and paid to the Union monthly. The following information will be reported and transmitted with the monthly check off: the flight attendant's Social Security number, full name, dues rate, rate of pay and status of employment.

C.       Indemnification Clause

         The Union shall indemnify the Company and hold the Company harmless from any and all claims which may be made by a flight attendant against the Company by virtue of the wrongful application or misapplication of any of the terms of this Section.

D.       Dues Collection after Termination

         In the event of termination of employment, there shall be no obligation upon the Company to collect dues until all other deductions have been made.

E.       Failure to Pay Dues

         The Union agrees that written notice shall be given to the Company at least thirty (30) days before the Company is required to remove a flight attendant from her employment by reason of her failure to maintain her membership in good standing in the Union in accordance with Section A., above.

F.       Flight Attendant List

         1. When applicable, the Company will advise the Union of the names of any new hires, termination, layoffs or recall of any flight attendants covered by this Agreement. Such information will include the name, hire date, layoff date, termination date or recall date of such flight attendants.

         2. The Company will mail to the Union and a designee a report, containing the current address, telephone number and pay rate of each flight attendant quarterly or when there are substantial changes.

G.       Individual Dues Payment

         It shall be the responsibility of any flight attendant who is not on a dues deduction program to keep her membership current by direct payments of monthly dues to the Union.

H.       Dues Deduction Error

         Should a deduction be missed, or in the event an insufficient amount is deducted, the Company will be responsible to make the proper adjustment the following month.

I.       Bulletin Board

         The Company will provide the Union with one suitable glass covered bulletin board at a location designated by the Union for posting of official notice of Union meetings, elections and other notices pertaining to internal Union matters. All such notices shall be signed by a duly authorized representative of the Union.

J.       Union Access

         The Union Representative(s) shall have free access to the Company's operations facilities to transact that business which is necessary for the administration of this Agreement. The Company further agrees to provide the Union Representative with proper ID to enter its operation facilities, if required.

K.       Hospitality Committee

         The Company shall set aside a mutually agreeable period of time during or immediately after each new hire class during which the Union Hospitality Committee may meet with each new hire class. The Company and the Union will mutually agree upon those committee representatives who will present Hospitality Committee materials during the new hire class.

                                   ARTICLE 21

                                    UNIFORMS
                                    --------

A. A flight attendant shall wear the standard uniform as required in Company regulations at all times when on duty or in connection with any event or special assignment where the flight attendant is identified as a flight attendant with the Company.

B. The flight attendant will be responsible for the cost of the initial basic uniform and all accessories.

C. The Company will provide each flight attendant with one (1) set of wings and one (1) name tag.

D. The flight attendant shall be permitted to wear the official Union insignia (not to exceed one (1) inch in diameter) on the right lapel or one-half (1/2) inch below the wings.

E. Upon reasonable notice, the Company will meet with the Chief Steward or her designee to resolve problems involving procurement of basic uniform items or before making changes to the basic uniform.

F. If the Company changes the basic uniform, it shall be responsible for supplying each flight attendant with the new basic uniform item(s).

G. The Company will pay fifty percent (50%) of all replacement parts due to normal wear and tear after eighteen (18) months. The flight attendant will be paid a uniform allowance of twenty dollars ($20.00) per month.

H. The price of uniform items purchased through the Company will be at the Company's cost.

I.       Required Basic Uniform Items (Male and Female)

                           1 Blazer
                           2 Bottoms
                           1 Belt
                           5 Shirts
                           1 Tie
                           1 Raincoat with removable liner

J. The Company will replace or repair any uniform item that is damaged while on duty.

K. The Company will loan maternity uniforms to flight attendants as needed.

L.       The Company will consider the recommendations of the Union's Uniform
         Committee.

                                   ARTICLE 22

                                     GENERAL
                                     -------

A. Nothing in this Agreement shall be construed to limit or deny any flight attendant any rights or privileges to which she may be entitled under provisions of the Railway Labor Act, as amended.

B. The Company shall supply copies of the Agreement for distribution to the flight attendants within thirty (30) days of the signing of this Agreement. The Company will also provide trainees with a copy of this Agreement during initial training.

C. Flight attendants shall immediately notify the Company of any change in address or telephone contact number. The Company shall supply such information to the Union at the time it supplies the Union with the seniority list.

D. The Company shall furnish an identification card to each flight attendant. Flight attendants shall bear the cost of replacement, if lost.

E. No flight attendant or her estate shall be required to pay the cost of repair or replacement of any aircraft, equipment or property damaged or destroyed in the performance of her duties with the Company.

F. Flight attendants will be subject to the pass policy of the Company on the same basis as groups of other Company employees. Flight attendants who retire from the Company after reaching age 60 with fifteen (15) or more years of service shall be entitled to Company pass privileges. The designated Union Business Representative will be provided space available travel on the Company system for the purpose of administering this Agreement.

G. This Agreement, when accepted by the parties and signed by the respective representatives duly authorized, shall constitute the sole agreement between them involving the flight attendants. Any alteration or modification of this Agreement must be made by and between the parties and must be in writing.

H. If any provision of this Agreement is declared invalid by any competent court or government agency because of existing or future legislation, such invalidation shall not affect the remaining provisions of this Agreement.

I. The Company will provide all flight attendants with required Company manuals. The flight attendants will be responsible for such manuals and will, if such manuals are lost or negligently damaged, be required to reimburse the Company for the cost of replacements. Upon termination, the flight attendant must return such manuals or reimburse the Company for the cost thereof.

J. The Union shall appoint a Professional Standards Committee, composed of flight attendants which shall confer with the Company on matters pertaining to the professional proficiency and training of flight attendants. Members of this Committee shall be permitted to observe any training period. The Union shall appoint a Safety Committee, composed of flight attendants, which shall confer with the Company on matters pertaining to safety operations.

         A member of each of these Committees shall be permitted to attend any hearing or investigation of an accident or incident of Company aircraft involving a flight attendant, subject to the regulations of the government agency involved. The Company will cooperate in releasing such members to participate in such hearings.

K. A personnel file will be maintained for each flight attendant. Upon request, the flight attendant will be given the opportunity to review her file. If a flight attendant receives disciplinary action, any portion of her file to be relied upon by the Company in support of such disciplinary action shall be open for review upon request by the Union representative and the flight attendant. Further, any rebuttal letter written by the affected flight attendant related to the disciplinary letter shall also be placed in her personnel file. The Company cannot use any disciplinary notices in support of disciplinary action if the flight attendant had not been provided with written notice of the prior disciplinary action at the time discipline was assessed. A copy of all disciplinary letters issued to flight attendants will be forwarded to the Union. Disciplinary letters will be removed from a flight attendant's file twelve (12) months after the date of issuance provided there are no other infractions of a similar nature in the intervening period.

L. When it is not required to have a cabin attendant jumpseat occupied for Company purposes, cabin jumpseat authority for personal business shall be granted to active Inflight Services personnel on a first come, first served basis before offering access to such jumpseat to other authorized jumpseat riders on personal business. Such authorization shall be subject to the FARs and the Company Operations Specifications. The Captain has final authority to ensure that carriage of a flight attendant jumpseat rider does not affect weight or operational restrictions or cause displacement of revenue. The Company, in consultation with the Union, will develop and publish reasonable procedures to implement this jumpseat policy.

                                   ARTICLE 23

                                  NEW EQUIPMENT
                                  -------------

A. If the Company decides to place into service a new aircraft type that requires more than one flight attendant crewmember for revenue operation, before such new aircraft type is placed into revenue service, meeting(s) between the Company and the Union shall be initiated by either the Company or the Union, in accordance with
         Section 6, Title I of the Railway Labor Act, as amended, for the purpose of negotiating salaries, rules, and/or working conditions for such aircraft which shall be retroactive to the date such aircraft is placed into service. Such conferences, when held, shall not delay the placing of such aircraft into service providing the Company has given the Union sixty (60) days advance notice in writing that it is considering a different type of aircraft. However, if any such aircraft is placed into service sixty (60) days or thereafter of written notice to the Union and before agreement is reached regarding pay, rules, and/or working conditions, such aircraft will be operated by the flight attendants covered by this Agreement and will be operated in accordance with all of the provisions of this Agreement except where FARs are more restrictive, in which case FARs will represent the minimum standard in those areas where it is more restrictive than the Agreement.

B. When the introduction of such new equipment necessitates that flight attendants be retrained, the Company will post the available training dates for bid in the monthly bid package. Such bids will be awarded in seniority order, provided that awarding the bid does not result in a conflict with other duty. A flight attendant who is not awarded a date for training may be assigned to training. If training is assigned, the Company will provide at least five (5) days notice prior to commencement of training unless shorter notice is required because of regulatory agency or aircraft manufacturer directive. Such notice may be waived by the flight attendant.

                                   ARTICLE 24

                                HOURS OF SERVICE
                                ----------------

A.       Rest Periods

         1.       Scheduled Rest

                  a. In domicile, a flight attendant will be scheduled with a minimum of ten (10) hours of rest between duty periods (from release time until next report time).

                  b. A flight attendant will not be scheduled for reduced rest of less than eight and one half (8.5) hours (from release time until next report time).

                  c. When away from domicile, a flight attendant will not be scheduled for less than eight and one half (8.5) hours of rest (from release time until next report time).

         2.       Actual Rest

                  A flight attendant will receive no less than eight (8) hours between duty periods (from release time until next report time).

B.       Duty Time Limitations

         1. A flight attendant will not be scheduled/rescheduled for a duty period in excess of fourteen (14) hours, unless by consent of the flight attendant, except that a CDO may be scheduled for up to fifteen (15) hours.

         2. A flight attendant scheduled for a reduced rest overnight will be scheduled for no more than ten (10) hours of duty in her next duty period.

         3. A flight attendant's duty time for a flight, trip or trip pairing shall commence at the later of the flight attendant's scheduled report time or actual report time. Report time shall be scheduled for thirty (30) minutes prior to departure time of the first flight, but may be extended to forty-five (45) minutes at the Company's discretion. It will end fifteen minutes after arrival time of the last flight of the duty period, plus an additional fifteen (15) minutes if clearing customs, repositioning an aircraft (as required by the Company), or a combination of the above. At the request of either party, the parties will meet to evaluate, on an airport-by-airport basis, circumstances involving longer or shorter times for clearing customs or repositioning that do not fit the foregoing parameters. If the parties agree that an adjustment should be made, the change will be implemented.

         4. Duty time for multiple day trip pairings will begin and end at a flight attendant's domicile.

         5. Trip pairings will not be scheduled in excess of five (5) consecutive days and if scheduled for five (5) days, the fifth day may only be one leg returning the flight attendant to domicile.

         6.       A duty period will contain a maximum of ten (10) landings.

         7. Except in unusual circumstances, a duty period will contain a maximum of three (3) scheduled consecutive round trips to the same destination.

C.       Flight Time Limitations

         A flight attendant will not be scheduled for more than:

         1. Eight (8) hours of block time in a duty period, except that a flight attendant flying turbo-jet equipment may be scheduled for no more than nine (9) hours of block time in a duty period.

         2.       Thirty (30) hours of block time in any seven (7) day period.

         3.       One hundred (100) hours of block time in a calendar month.

D.       Days Off

         1. The Company will schedule regular and buildup lineholders with at least twelve (12) days off in domicile per bid period. A flight attendant holding a reserve line will be scheduled for at least eleven (11) days off in domicile per bid period. A flight attendant in training will be scheduled for days off during such training in accordance with Article 10.

         2. Hardlines, buildup and reserve lines will be scheduled with one (1) period of at least three (3) consecutive days off. All other periods of days off will be scheduled as groups of at least two (2) days, except during the integration period, which may contain single days off.

         3. If a flight attendant is unavailable for flight duty for a part of a bid period, her minimum scheduled days off will be prorated. A flight attendant is unavailable if she cannot perform flight duty because, e.g., of lack of current qualifications or leaves, excluding sick leave and bereavement leave.

         4. A flight attendant will not be scheduled/rescheduled to perform any duty, including ground school, for more than six
                  (6) consecutive days without a calendar day off.

         5. In no case will any flight attendant be reduced below her minimum days off in domicile without receiving a replacement day off in the same or following month.

         6. A flight attendant who voluntarily reduced her days off will not be entitled to replacement day(s) off.

E.       Notification

         1. The Company will maintain a standard method of notifying a flight attendant if scheduled departure time will be appreciably delayed (more than one (1) hour) or canceled. A flight attendant will be notified as far in advance as is practicable.

         2. The Company will not contact an off duty flight attendant between 2200 and 0600 local domicile time. The following exceptions apply:

                  a. If there is a change in the flight attendant's schedule, the flight attendant may be called one (1) hour prior to the original or revised report time, whichever is earlier, provided the call is made to minimize the disruption to the flight attendant's rest. No more than one (1) personal contact will be made during that period by the Company for this reason.

                  b. A flight attendant on reserve may be contacted during her period of reserve availability.

                  c. A flight attendant off duty may be contacted when the operational requirements dictate.

         3. A flight attendant who is unable to report for duty will notify Crew Scheduling as far in advance as practicable.

         4. A flight attendant will not be required to keep the Company notified of her whereabouts on her days off.

                                   ARTICLE 25

                                    DURATION
                                    --------

This Agreement will become effective on date of signing and will continue in full force and effect through [DOS + 48 months] and will renew itself without change until each succeeding [ ] thereafter, unless written notice of intended change is served in accordance with Section 6, Title I, of the Railway Labor Act, as amended, by either party thereto at least ninety (90) but not more than one hundred and twenty (120) days prior to [DOS + 48 months], or any [ ] thereafter.


IN WITNESS WHEREOF, the parties have signed this Agreement this _____ day of ___________, 1999.


For International Brotherhood of Teamsters      For Chautauqua Airlines, Inc.

/s/ Ray Benning                                 /s/ Edward J. Wegel
------------------------------                  ------------------------------
Ray Benning, Director                           Edward J. Wegel
Teamsters Airlines Division                     President and CEO

/s/ Barry Schimmel                              /s/ Donald C. Young
------------------------------                  ------------------------------
Barry Schimmel                                  Donald C. Young
Business Agent, Local 210                       Executive Vice President and COO

/s/ Mary Schrier                                /s/ Barry Confer
------------------------------                  ------------------------------
Mary Schrier                                    Barry Confer
Chief Steward                                   Director of Inflight Services

/s/ Lisa Paterini                               /s/ Amy Pogacnik
------------------------------                  ------------------------------
Lisa Paterini                                   Amy Pogacnik
Assistant Chief Steward                         Manager of Inflight Services

/s/ Debra Tate
------------------------------
Debra Tate
Negotiating Committee Member

                            LETTER OF AGREEMENT NO. 1

                                     between

                            CHAUTAUQUA AIRLINES, INC.

                                       and

        THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC.

                              as represented by the

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

--------------------------------------------------------------------------------

                              RED CIRCLE PAY RATES

--------------------------------------------------------------------------------

THE LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between CHAUTAUQUA AIRLINES, INC. (hereinafter referred to as the "Company") and the flight attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the "Union").

Flight attendants who are on the seniority list as of, or before, January 1, 1999 will be paid for flight time based upon status and longevity in accordance with the hourly rates below. In computing hours for pay purposes, the actual time flown or the scheduled block time, whichever is greater, will be used.


                                     DOS+            DOS+         DOS+
       YEAR              DOS         12 MOS         24 MOS        36 MOS
       ----              ---         ------         ------        ------

       0-6   mths        14.18        14.53         14.90          15.27
       7-12 mths         15.15        15.53         15.92          16.31
       2                 17.07        17.50         17.93          18.38
       3                 18.80        19.27         19.75          20.25
       4                 19.99        20.49         21.00          21.53
       5                 22.66        23.23         23.81          24.40
       6                 23.98        24.58         25.19          25.82
       7                 24.61        25.23         25.86          26.50
       8                 25.49        26.13         26.78          27.45
       9                 25.88        26.53         27.19          27.87
       10                26.25        26.91         27.58          28.27 [match]

IN WITNESS WHEREOF, the parties have signed this Agreement this _____ day of ___________, 1999.

For International Brotherhood of Teamsters     For Chautauqua Airlines, Inc.

/s/ Ray Benning                                /s/ Edward J. Wegel
------------------------------                 ------------------------------
Ray Benning, Director                          Edward J. Wegel
Teamsters Airlines Division                    President and CEO

/s/ Barry Schimmel                             /s/ Donald C. Young
------------------------------                 ------------------------------
Barry Schimmel                                 Donald C. Young
Business Agent, Local 210                      Executive Vice President and COO

/s/ Mary Schrier                               /s/ Barry Confer
------------------------------                 ------------------------------
Mary Schrier                                   Barry Confer
Chief Steward                                  Director of Inflight Services

/s/ Lisa Paterini                              /s/ Amy Pogacnik
------------------------------                 ------------------------------
Lisa Paterini                                  Amy Pogacnik
Assistant Chief Steward                        Manager of Inflight Services

/s/ Debra Tate
------------------------------
Debra Tate
Negotiating Committee Member

                            LETTER OF AGREEMENT NO. 2

                                     between

                            CHAUTAUQUA AIRLINES, INC.

                                       and

        THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC.

                              as represented by the

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

--------------------------------------------------------------------------------

                                  SIGNING BONUS

--------------------------------------------------------------------------------

THE LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between CHAUTAUQUA AIRLINES, INC. (hereinafter referred to as the "Company") and the flight attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the "Union").

Each flight attendant in the employ of the Company on the date of signing of the Agreement shall receive an amount equal to two hundred dollars ($200) for each year or portion thereof of completed service on the day before the date of signing the Agreement, subject to applicable deductions. All such payments shall be made no later than the second paycheck following the date of signing of the Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement this _____ day of ___________, 1999.

For International Brotherhood of Teamsters     For Chautauqua Airlines, Inc.

/s/ Ray Benning                                /s/ Edward J. Wegel
------------------------------                 ------------------------------
Ray Benning, Director                          Edward J. Wegel
Teamsters Airlines Division                    President and CEO

/s/ Barry Schimmel                             /s/ Donald C. Young
------------------------------                 ------------------------------
Barry Schimmel                                 Donald C. Young
Business Agent, Local 210                      Executive Vice President and COO

/s/ Mary Schrier                               /s/ Barry Confer
------------------------------                 ------------------------------
Mary Schrier                                   Barry Confer
Chief Steward                                  Director of Inflight Services

/s/ Lisa Paterini                              /s/ Amy Pogacnik
------------------------------                 ------------------------------
Lisa Paterini                                  Amy Pogacnik
Assistant Chief Steward                        Manager of Inflight Services

/s/ Debra Tate
------------------------------
Debra Tate
Negotiating Committee Member

                            LETTER OF AGREEMENT NO. 3

                                     between

                            CHAUTAUQUA AIRLINES, INC.

                                       and

        THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC.

                              as represented by the

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

--------------------------------------------------------------------------------

                                ANNIVERSARY BONUS

--------------------------------------------------------------------------------

THE LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between CHAUTAUQUA AIRLINES, INC. (hereinafter referred to as the "Company") and the flight attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the "Union").

Each flight attendant in the employ of the Company shall, upon completion of three (3) years of service, receive an amount equal to three hundred dollars ($200), subject to applicable deductions. All such payments shall be made no later than the second paycheck following the 3rd anniversary of the Flight Attendants' hire date with the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement this _____ day of ___________, 1999.

For International Brotherhood of Teamsters     For Chautauqua Airlines, Inc.

/s/ Ray Benning                                /s/ Edward J. Wegel
------------------------------                 ------------------------------
Ray Benning, Director                          Edward J. Wegel
Teamsters Airlines Division                    President and CEO

/s/ Barry Schimmel                             /s/ Donald C. Young
------------------------------                 ------------------------------
Barry Schimmel                                 Donald C. Young
Business Agent, Local 210                      Executive Vice President and COO

/s/ Mary Schrier                               /s/ Barry Confer
------------------------------                 ------------------------------
Mary Schrier                                   Barry Confer
Chief Steward                                  Director of Inflight Services

/s/ Lisa Paterini                              /s/ Amy Pogacnik
------------------------------                 ------------------------------
Lisa Paterini                                  Amy Pogacnik
Assistant Chief Steward                        Manager of Inflight Services

/s/ Debra Tate
------------------------------
Debra Tate
Negotiating Committee Member

                            LETTER OF AGREEMENT NO.4

                                     between

                            CHAUTAUQUA AIRLINES, INC.

                                       and

        THE FLIGHT ATTENDANTS in the service of CHAUTAUQUA AIRLINES, INC.

                              as represented by the

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

--------------------------------------------------------------------------------

                       FLIGHT ATTENDANT JOB SHARE PROGRAM

--------------------------------------------------------------------------------

THE LETTER OF AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between CHAUTAUQUA AIRLINES, INC. (hereinafter referred to as the "Company") and the flight attendants in the service of the Company, as represented by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS (hereinafter referred to as the "Union").

1. The goal of the Flight Attendant Job Share Program is to allow two flight attendants to share equally either a hard or a reserve line.

2. The Job Share positions will not exceed ten percent (10%) of the total flight attendant work force. However, should ten percent of the work force equal an odd number of positions, the number of available Job Share positions will be rounded up to the next even number. For example, a total work force of forty-nine flight attendants would yield four Job Share positions, but a total work force of fifty flight attendants would yield six such positions.

3. Any two (2) Job Share position holders who share a line must be in the same domicile.

4. For bidding purposes, Job Share position holders will accrue seniority in accordance with the basic Agreement.

5. A pair of Flight attendants who are interested in transferring to available Job Share positions should notify the Manager of Inflight Services in writing. The Company will award an available Job Share position to the pair of flight attendants who have submitted a written bid for such position and who have the highest aggregate seniority. The Company is not required to award a bid to become or return to a full-time flight attendant to any flight attendant who has been in a Job Share position for less than six months.

6. If a flight attendant who holds a Job Share position leaves such position by bidding out of such position, because her employment has terminated, by taking a leave of absence of

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         more than five days or for any other reason that makes the flight attendant unavailable for more than five days, the following will apply. The Company will cover the flying for which the departed or unavailable flight attendant had been responsible before her departure for up to five days following her departure. During this time, the Company will post a Job Share vacancy. Thereafter, the flight attendant who had been paired with the unavailable Job Share flight attendant shall be fully responsible for the Job Share line until the unavailable flight attendant returns to her position or another flight attendant has been paired with the remaining Job Share flight attendant. Although the Company will assist with informing other flight attendants of the Job Share opening, the responsibility for identifying a candidate for such opening will be the sole responsibility of the remaining Job Share flight attendant. When the remaining Job Share flight attendant has identified a replacement for the unavailable Job Share flight attendant, she should notify the Company in writing. The Company will use reasonable efforts to coordinate the transfer of the regular flight attendant to the Job Share position without disrupting the schedule.

7. Job Share flight attendants shall bid for a line of time or reserve in accordance with Article 6 of the basic Agreement. The paired Job Share flight attendants will bid for a joint line of time or reserve in accordance with the seniority of the most senior flight attendant in the pairing. The bid sheet shall be signed by both flight attendants.

8. The paired Job Share flight attendants shall be responsible for allocating and scheduling the trips on their jointly awarded line of flying or days of reserve coverage. No later than 1800 IND time on the day before the first day of each new bid month, each pair of Job Share flight attendants shall provide Crew Scheduling with a detailed written work schedule detailing such allocation. The work schedule must be signed by both of the paired Job Share flight attendants. If Crew Scheduling does not receive such detailed written work schedule by the deadline, the Company will assign a schedule of work and allocation of duties in accordance with their awarded bid line. It shall be the responsibility of the Job Share flight attendants to obtain the final confirmation of their work schedule before the new month starts. Except as otherwise set forth in this letter of agreement, a Job Share flight attendant will not be responsible for duties assigned to her Job Share partner. For example, if one Job Share flight attendant calls in sick, that work shall be covered using normal operating procedures.

9. A Job Share flight attendant shall be compensated for all trips actually flown by her but will not be eligible for a monthly minimum guarantee.

10. A Job Share flight attendant shall be eligible for PDOs which shall accrue at one-half the accrual rates set forth in Article 8 of the basic Agreement.

11. A Job Share flight attendant will be eligible for flight benefits on the same terms as regular full-time flight attendants, including applicable work hour requirements.

12. A Job Share flight attendant will be eligible for Health Plan Insurance benefits if she works more than one thousand forty (1040) hours in an anniversary year (a one-year period beginning from the flight attendant's date of hire). A Job Share flight attendant shall become eligible to receive Health Plan Insurance benefits in accordance with this letter of agreement in the year following her anniversary year. The Company will pay one-half of the Health Plan Insurance premium cost that it pays for a regular full-time flight attendant for each Job Share flight attendant, minus the flight attendant co-pay amount set forth in Article 14. A Job

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         Share flight attendant shall not be eligible to obtain Health Plan
         Insurance for their spouse and/or family member(s). If a Job Share flight attendant's employment terminates for any reason, she shall not be entitled to payment of any accrued benefit(s) by any unpaid premiums. Flex benefits are not available to Job Share flight attendants. If any change in the law requires the Company to incur additional costs attributable to Job Share flight attendants, this letter of agreement may be renegotiated at the discretion of the Company.

13. Job Share flight attendants shall be eligible for 401k benefits if they work more than one thousand hours per year.

14. Moving expenses incurred pursuant to Article 5 of the basic Agreement shall be payable to a Job Share flight attendant, if eligible, at a rate of one-half that for a regular flight attendant.

15. The holiday bonus, profit sharing and any and all other compensation not specifically addressed in this letter of agreement for which a Job Share flight attendant claims entitlement shall be paid t each such entitled flight attendant, if so entitled, at a rate of one-half the amount that would be available to a regular flight attendant. The uniform allowance shall be paid to each Job Share flight attendant at one-half the amount owed to regular flight attendants.

16 A Job Share flight attendant shall be covered by the basic Agreement and shall owe to the Union the same amount of dues and other Union assessments, if any, that a regular flight attendant would owe in order to remain a member in good standing of the Union.

IN WITNESS WHEREOF, the parties have signed this Agreement this _____ day of ___________, 1999.

For International Brotherhood of Teamsters     For Chautauqua Airlines, Inc.

/s/ Ray Benning                                /s/ Edward J. Wegel
------------------------------                 ------------------------------
Ray Benning, Director                          Edward J. Wegel
Teamsters Airlines Division                    President and CEO

/s/ Barry Schimmel                             /s/ Donald C. Young
------------------------------                 ------------------------------
Barry Schimmel                                 Donald C. Young
Business Agent, Local 210                      Executive Vice President and COO

/s/ Mary Schrier                               /s/ Barry Confer
------------------------------                 ------------------------------
Mary Schrier                                   Barry Confer
Chief Steward                                  Director of Inflight Services

/s/ Lisa Paterini                              /s/ Amy Pogacnik
------------------------------                 ------------------------------
Lisa Paterini                                  Amy Pogacnik
Assistant Chief Steward                        Manager of Inflight Services

/s/ Debra Tate
------------------------------
Debra Tate
Negotiating Committee Member